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                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF O'MELVENY & MYERS LLP]

LOS ANGELES                     990 Marsh Road                     TYSONS CORNER
CENTURY CITY                Menlo Park, CA  94025               WASHINGTON, D.C.
IRVINE SPECTRUM           TELEPHONE  (650) 473-2600                    HONG KONG
MENLO PARK                FACSIMILE  (650) 473-2601                       LONDON
NEW YORK                    INTERNET: www.omm.com                       SHANGHAI
SAN FRANCISCO                                                              TOKYO

                                                                 OUR FILE NUMBER
                                                                      681,481-35
August 3, 2001

New Century Financial Corporation
18400 Von Karman, Suite 1000
Irvine, California 92612

          Re:  New Century Financial Corporation Form S-3 Registration Statement
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Ladies and Gentlemen:

     At your request, we have examined the registration statement on Form S-3 (the "Registration Statement") filed by you with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the sale by certain selling stockholders of up to 1,442,308 shares of common stock, $0.01 par value (the "Shares"), of New Century Financial Corporation, a Delaware corporation (the "Corporation"). We are familiar with the proceedings taken by you in connection with the authorization and issuance of the Shares. As to relevant factual matters, we have relied upon, among other things, the Corporation's factual representations in an officer's certificate. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

     It is our opinion that the Shares, upon payment for and delivery in accordance with the Purchase Agreement, dated July 19, 2001, among the Corporation, Friedman, Billings, Ramsey & Co., Inc. and certain investors named therein and the countersigning of the certificates representing the Shares by a duly authorized signatory of the registrar for the Corporation's common stock, were validly issued, fully paid and nonassessable shares of common stock of the Corporation.

     The law covered by this opinion is limited to the present General Corporation Law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to us in the Registration Statement under the heading "Legal Matters."

                                       Respectfully submitted,

                                       /s/ O'MELVENY & MYERS LLP